Exhibit (j)(1)

  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the DWS LifeCompass Protect 2017 Fund Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the DWS LifeCompass Protect 2017 Fund Statements of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 55 to the Registration Statement (Form N-1A, No. 33-30876) of our report dated June 22, 2009, on the financial statements and financial highlights included in the DWS LifeCompass Protect 2017 Fund Annual Report dated April 30, 2009.

                                                     /s/ ERNST & YOUNG LLP


Boston, Massachusetts
August 26, 2009